                                                                                        Stradley Ronon Stevens & Young, LLP
                                                                                                   2600 One Commerce Square
                                                                                               Philadelphia, PA  19103-7098
                                                                                                   Telephone (215) 564-8000
                                                                                                         Fax (215) 564-8120

Direct Dial: (215) 564-8042

                                                      April 29, 2003

American Skandia Trust
One Corporate Drive
Shelton, Connecticut 06484

                             Re:    American Skandia Trust Form N-1A
                                    Post-effective Amendment No. 48 to the Registration Statement         under the
                             Securities Act of 1933
                                    Amendment No. 50 to the Registration Statement under the     Investment Company Act of
                             1940
                                    Securities Act Registration No. 33-24962
                                    Investment Company Act No. 811-5186
                                    CIK #814679
                                    Legal Opinion-Securities Act of 1933
                                    ----------------------------------------------------------------------

Ladies and Gentlemen:

                  We have examined the Declaration of Trust, as amended and restated (the "Declaration"), of American
Skandia Trust (the "Fund"), a business trust organized under the laws of the Commonwealth of Massachusetts, the By-Laws of the Fund and the resolutions adopted by the Fund's Board of Directors organizing the business of the Fund, all as amended to date, and the various pertinent proceedings we deem material.  We have also examined the Registration
Statements filed by the Fund with the U.S. Securities and Exchange Commission (the "Commission") under the Investment
Company Act of 1940 (the "Investment Company Act") and the Securities Act of 1933 (the "Securities Act"), all as amended to date, as well as other items we deem material to this opinion.  As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Fund, public officials and others.

                  The Fund is authorized by its Articles to issue an unlimited number of shares of beneficial interest
("shares") in the Fund with a par value of $.001 per share.  The Fund currently issues shares of forty-one (41) series when the above-captioned post-effective amendment to the Registration Statement ("the Post-effective Amendment") becomes effective.  The Declaration authorizes the Trustees to designate one or more series of the Fund and allocates, or authorizes the Trustees to allocate, shares to each such series.  The Declaration also empowers the Trustees to designate any additional series and allocate shares to such series.

                  The Fund has filed with the Commission a Registration Statement under the Securities Act, which
Registration Statement is deemed to register an indefinite number of shares of the Fund pursuant to the provisions of
Rule 24f-2 under the Investment Company Act.  You have further advised us that the Fund has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 perfecting the registration of the shares sold by the Fund during each fiscal year during which such registration of an indefinite number of shares remains in effect.

                  You have also informed us that the shares of the Fund have been, and will continue to be, sold in accordance with the Fund's usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

                  Based upon the foregoing information and examination, so long as the Fund remains a valid and subsisting business trust under the laws of the Commonwealth of Massachusetts, and the registration of an indefinite number of shares of the Fund remains effective, the authorized shares of the Fund when issued for the consideration set by the
Board of Trustees pursuant to the Declaration, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the Declaration and the laws of the Commonwealth of Massachusetts.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement of the Fund, covering the registration of the shares of the Fund under the Securities Act and the applications, registration statements or notice filings, and amendments thereto (including the Post-Effective amendment), filed in accordance with the securities laws of the several states in which shares of the Fund are offered, and we further consent to reference in the registration statement of the Fund to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                            Very truly yours,

                                            STRADLEY, RONON, STEVENS & YOUNG, LLP

                                            BY:      /s/ Robert K. Fulton
                                                ----------------------------------------------------------
                                                     Robert K. Fulton

                                                                                                          Doc. #405446 v.01